AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of June 1, 2006 (“Amendment”), to the Second Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of March 1, 2006, and as further amended, modified and supplemented from time to time (the “Purchase Agreement”), between GOLDMAN SACHS MORTGAGE COMPANY (the “Purchaser”) and INDYMAC BANK, F.S.B. (the “Seller”).

RECITALS

WHEREAS, the parties hereto have entered into the Purchase Agreement;

WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

2. Amendments.

(a) Amendment of the Definition of High Cost Loan. Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “High Cost Loan” therein in its entirety and replacing it with the following definition:

“High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

(b) Amendment of the Definition of Mortgage Loan Schedule. Section 1 of the Purchase Agreement is hereby amended by adding the following as clause (34) to the definition of “Mortgage Loan Schedule”:

“and (34) with respect to each Option ARM Mortgage Loan, (a) a detailed transaction history indicating how all payments were applied, (b) the total negative amortization amount as of the Closing Date and (c) all adjustable rate change histories.”

(c) Amendment of the Definition of Option Arm Mortgage Loan. Section 1 of the Purchase Agreement is hereby amended by adding the definition of “Option Arm Mortgage Loan” therein in its entirety:

“Option ARM Mortgage Loan: An adjustable rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.”

(d) Amendment of Compliance with Applicable Law Representation. Subsection 3.02(g) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;”

(e) Amendment of No Credit Insurance Policies. Subsection 3.02(ss) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Single-premium Credit Life Insurance Policy.

In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;”

(f) Amendment of Mortgage Loans with Prepayment Premiums Representation. Subsection 3.02(tt) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Prepayment Penalty.

The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;”

(g) Amendment of Underwriting Methodology Representation. Subsection 3.02(kkk) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Underwriting Methodology.

The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;”

(h) Amendment of Origination Practices Representation. Subsection 3.02(ooo) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Origination Practices.

The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;”

(i) Amendment of Option Arm Mortgage Loans. Subsection 3.02(ppp) of the Purchase Agreement is hereby amended by adding the following in its entirety:

“Option Arm Mortgage Loans.

With respect to each Option ARM Mortgage Loan, (a) the Seller (or a servicer on its behalf) either did not provide different payment options after a “teaser period” or, if different payment options were provided, applied each payment received under the Option ARM Mortgage Loan correctly in accordance with Accepted Servicing Practices, (b) unless otherwise set forth on the Mortgage Loan Schedule, the Option ARM Mortgage Loan has no negative amortization as of the Closing Date and (c) such Option ARM Mortgage Loans were serviced in accordance with Accepted Servicing Practices and all payment histories are set forth on the Mortgage Loan Schedule that would be required to service the Option ARM Mortgage Loans after the Closing Date in accordance with Accepted Servicing Practices.”

(j) Amendment of Manufactured Housing Representation. Subsection 3.02(qqq) of the Purchase Agreement is hereby amended by adding the following in its entirety:

“Manufactured Housing.

With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;”

(k) Amendment of Second Lien Mortgage Loan Representation. Subsection 3.02(rrr) of the Purchase Agreement is hereby amended by adding the following in its entirety:

“Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

a. No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

b. Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

c. No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

d. Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

e. Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence.

This representation and warranty is a Deemed Material and Adverse Representation.”

3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

INDYMAC BANK, F.S.B.

By:  __________________________
Name:
Title:

PURCHASER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as Purchaser

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its General Partner

By:  __________________________
Name:
Title: